                                                                       Exhibit 4








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                                  ALLETE, INC.
                    (FORMERLY MINNESOTA POWER & LIGHT COMPANY
                       AND FORMERLY MINNESOTA POWER, INC.)

                                       TO

                              THE BANK OF NEW YORK
                         (FORMERLY IRVING TRUST COMPANY)

                                       AND

                               DOUGLAS J. MACINNES

                  (SUCCESSOR TO RICHARD H. WEST, J. A. AUSTIN,
                   E. J. MCCABE, D. W. MAY, J. A. VAUGHAN AND
                               W. T. CUNNINGHAM)


                                         AS TRUSTEES UNDER ALLETE, INC.'S
                                         MORTGAGE AND DEED OF TRUST DATED
                                         AS OF SEPTEMBER 1, 1945


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                      TWENTY-SECOND SUPPLEMENTAL INDENTURE

                        PROVIDING AMONG OTHER THINGS FOR

                    FIRST MORTGAGE BONDS, COLLATERAL SERIES A

                             (TWENTY-EIGHTH SERIES)

                            DATED AS OF JULY 1, 2003

--------------------------------------------------------------------------------

                      TWENTY-SECOND SUPPLEMENTAL INDENTURE

         THIS INDENTURE, dated as of July 1, 2003, by and between ALLETE, INC. (formerly Minnesota Power & Light Company and formerly Minnesota Power, Inc.), a corporation of the State of Minnesota, whose post office address is 30 West Superior Street, Duluth, Minnesota 55802 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and DOUGLAS J. MACINNES (successor to Richard H. West, J. A. Austin,
E. J. McCabe, D. W. May, J. A. Vaughan and W. T. Cunningham), whose post office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (said Douglas
J. MacInnes being hereinafter sometimes called the "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company and Irving Trust Company and Richard H. West, as Trustees, securing bonds issued and to be issued as provided therein (hereinafter sometimes called the "Mortgage"), reference to which mortgage is hereby made, this indenture (hereinafter sometimes called the "Twenty-second Supplemental Indenture") being supplemental thereto:

         WHEREAS, the Mortgage was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, an instrument, dated as of October 16, 1957, was executed and delivered under which J. A. Austin succeeded Richard H. West as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, an instrument, dated as of April 4, 1967, was executed and delivered under which E. J. McCabe in turn succeeded J. A. Austin as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, under the Sixth Supplemental Indenture, dated as of August 1, 1975, to which reference is hereinafter made, D. W. May in turn succeeded E. J. McCabe as Co-Trustee under the Mortgage; and

         WHEREAS, an instrument, dated as of June 25, 1984, was executed and delivered under which J. A. Vaughan in turn succeeded D. W. May as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, an instrument, dated as of July 27, 1988, was executed and delivered under which W. T. Cunningham in turn succeeded J. A. Vaughan as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, on May 12, 1998, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power & Light Company to Minnesota Power, Inc. effective May 27, 1998; and

         WHEREAS, an instrument, dated as of April 15, 1999, was executed and delivered under which Douglas J. MacInnes in turn succeeded W. T. Cunningham as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, on May 8, 2001, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power, Inc. to ALLETE, Inc.; and

         WHEREAS, by the Mortgage the Company covenanted, among other things, that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

         WHEREAS, for said purposes, among others, the Company executed and delivered the following indentures supplemental to the Mortgage:

               DESIGNATION                                     DATED AS OF
               -----------                                     -----------
      First Supplemental Indenture..........................   March 1, 1949
      Second Supplemental Indenture.........................   July 1, 1951
      Third Supplemental Indenture..........................   March 1, 1957
      Fourth Supplemental Indenture.........................   January 1, 1968
      Fifth Supplemental Indenture..........................   April 1, 1971
      Sixth Supplemental Indenture..........................   August 1, 1975
      Seventh Supplemental Indenture........................   September 1, 1976
      Eighth Supplemental Indenture.........................   September 1, 1977
      Ninth Supplemental Indenture..........................   April 1, 1978
      Tenth Supplemental Indenture..........................   August 1, 1978
      Eleventh Supplemental Indenture.......................   December 1, 1982
      Twelfth Supplemental Indenture........................   April 1, 1987
      Thirteenth Supplemental Indenture.....................   March 1, 1992
      Fourteenth Supplemental Indenture.....................   June 1, 1992
      Fifteenth Supplemental Indenture......................   July 1, 1992
      Sixteenth Supplemental Indenture......................   July 1, 1992
      Seventeenth Supplemental Indenture....................   February 1, 1993
      Eighteenth Supplemental Indenture.....................   July 1, 1993
      Nineteenth Supplemental Indenture.....................   February 1, 1997
      Twentieth Supplemental Indenture......................   November 1, 1997
      Twenty-First Supplemental Indenture...................   October 1, 2000


which supplemental indentures were filed and recorded in various official records in the State of Minnesota; and

         WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

                                                    PRINCIPAL        PRINCIPAL
                                                     AMOUNT           AMOUNT
SERIES                                               ISSUED         OUTSTANDING
------                                            ------------      -----------

3-1/8% Series due 1975.........................   $ 26,000,000          None
3-1/8% Series due 1979.........................      4,000,000          None
3-5/8% Series due 1981.........................     10,000,000          None
4-3/4% Series due 1987.........................     12,000,000          None
6-1/2% Series due 1998.........................     18,000,000          None
8-1/8% Series due 2001.........................     23,000,000          None
10-1/2% Series due 2005........................     35,000,000          None
8.70% Series due 2006..........................     35,000,000          None
8.35% Series due 2007..........................     50,000,000          None
9-1/4% Series due 2008.........................     50,000,000          None
Pollution Control Series A.....................    111,000,000          None
Industrial Development Series A................      2,500,000          None
Industrial Development Series B................      1,800,000          None
Industrial Development Series C................      1,150,000          None
Pollution Control Series B.....................     13,500,000          None
Pollution Control Series C.....................      2,000,000          None
Pollution Control Series D.....................      3,600,000          None
7-3/4% Series due 1994.........................     55,000,000          None
7-3/8% Series due March 1, 1997................     60,000,000          None
7-3/4% Series due June 1, 2007.................     55,000,000      $ 50,000,000
7-1/2% Series due August 1, 2007...............     35,000,000        35,000,000
Pollution Control Series E.....................    111,000,000       111,000,000
7% Series due March 1, 2008....................     50,000,000        50,000,000
6-1/4% Series due July 1, 2003.................     25,000,000          None
7% Series due February 15, 2007................     60,000,000        60,000,000
6.68% Series due November 15, 2007.............     20,000,000        20,000,000
Floating Rate First Mortgage Bonds due
  October 20, 2003                                 250,000,000       250,000,000



which bonds are also hereinafter sometimes called bonds of the First through Twenty-seventh Series, respectively; and

         WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

         WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than said First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

         WHEREAS, the Company now desires to create one new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

         WHEREAS, the execution and delivery by the Company of this Twenty-second Supplemental Indenture, and the terms of the bonds of the Twenty-eighth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors; and

         WHEREAS, the Company is entering into a Credit Agreement, dated as of July 18, 2003 (the "Credit Agreement") among the Company, Wells Fargo Bank, N.A., as agent (the "Agent"), and the other lenders party thereto (collectively, the "Lenders") pursuant to which the Company can borrow up to an aggregate of $250,000,000; and

         WHEREAS, in order to secure the Company's Obligations under and as defined in the Credit Agreement, the Company desires to provide for the issuance under the Mortgage to the Agent, for the benefit of itself and the other Lenders, of a new series of bonds;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as heretofore supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances) unto THE BANK OF NEW YORK and DOUGLAS J. MACINNES, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Twenty-second Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

         TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

         PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Twenty-second Supplemental Indenture and from the lien and operation of the Mortgage, namely:
(1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this Twenty-second Supplemental Indenture and from the lien and operation of the Mortgage in the above subdivisions (2) and
(3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.

         IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Twenty-second Supplemental Indenture being supplemental thereto.

         AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

         The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

                                    ARTICLE I
                          TWENTY-EIGHTH SERIES OF BONDS


         SECTION 1. (I) There shall be a series of bonds designated "Collateral Series A" (herein sometimes referred to as the "Twenty-eighth Series"), each of which shall bear the descriptive title "First Mortgage Bond", and the form thereof, established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Twenty-eighth Series shall be dated as in
Section 10 of the Mortgage provided, mature on July 16, 2004 or upon earlier acceleration or redemption, be limited in aggregate principal amount (except as provided in Section 16 of the Mortgage) to $255,000,000, issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and shall not bear interest; the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

         (II) Subject to the provisions of the Security Agreement, the bonds of the Twenty-eighth Series shall be issued and delivered from time to time to time to, and registered in the name of, the Agent under the Credit Agreement in order to secure the Obligations of the Company under and as defined in the Credit Agreement.

         (III) Bonds of the Twenty-eighth Series shall be in substantially the following form, with such insertions, omissions and variations as the officer of the Company executing such bond may determine, such determination to be conclusively evidenced by such officer's execution of such bond:

                  PURSUANT TO A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") DATED AS OF JULY 18, 2003 BETWEEN THE COMPANY (AS DEFINED BELOW) AND THE AGENT (AS DEFINED BELOW), THIS BOND AND ALL PROCEEDS THEREOF HAVE BEEN PLEDGED TO SECURE CERTAIN OBLIGATIONS OF THE COMPANY. THE SECURITY AGREEMENT SETS FORTH VARIOUS PROVISIONS REGARDING (AMONG OTHER THINGS) THE PAYMENT OF THIS BOND AND VOTING AND TRANSFER RIGHTS WITH RESPECT TO THIS BOND. THE SECURITY AGREEMENT IMPOSES LIMITATIONS ON THE AMOUNTS PAYABLE UNDER THIS BOND. THE SECURITY AGREEMENT PROVIDES THAT THE OBLIGATIONS OF THE COMPANY TO MAKE ANY PAYMENTS ON THIS BOND ARE LIMITED TO THE AGGREGATE OBLIGATIONS OF THE COMPANY UNDER AND AS DEFINED IN THE CREDIT AGREEMENT (AS DEFINED BELOW), WHICH COULD RESULT IN NO AMOUNTS BEING PAYABLE UNDER THIS BOND REGARDLESS OF THE FACE AMOUNT OF THIS BOND SET FORTH BELOW. THE COMPANY AND (BY THEIR ACCEPTANCE HEREOF) EACH HOLDER OF THIS BOND AGREE THAT THE RIGHTS OF THE PARTIES WITH RESPECT TO THIS BOND SHALL IN ALL RESPECTS BE SUBJECT TO SUCH LIMITATIONS AND OTHER PROVISIONS OF THE SECURITY AGREEMENT. A COPY OF THE SECURITY AGREEMENT AND THE CREDIT AGREEMENT ARE ON FILE WITH WELLS FARGO BANK, NATIONAL ASSOCIATION, MAC: N9305-031, SIXTH AND MARQUETTE, MINNEAPOLIS, MN 55479 ATTENTION: MARK HALLDORSON AND WILL BE PROVIDED UPON WRITTEN REQUEST.

                  THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR UNDER AN EXEMPTION THEREFROM.

                           [TEMPORARY] REGISTERED BOND

                                  ALLETE, INC.

                              First Mortgage Bond,
                               Collateral Series A

No. [T]R - __



                  ALLETE, INC., a corporation of the State of Minnesota (hereinafter called the "Company"), for value received, hereby promises to pay
to                               ,  as agent (the "Agent"),  on behalf of itself
   ------------------------------
and the Lenders (as defined below), or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

                                         Dollars ($                     )
            ----------------------------           ---------------------

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, on July 16, 2004 (the "Maturity Date") or upon earlier declaration of acceleration or redemption.

                  This bond is [a temporary bond and] one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Collateral Series A, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Twenty-second Supplemental Indenture dated as of July 1, 2003, called the "Mortgage"), dated as of September 1, 1945, executed by the Company (formerly Minnesota Power & Light Company and formerly Minnesota Power, Inc.) to Irving Trust Company (now The Bank of New York) and Richard H. West (Douglas J. MacInnes successor), as Trustees.

                  The bonds of this series shall not bear interest.

                  This bond is issued to the Agent by the Company pursuant to the Company's obligations under the Credit Agreement dated as of July 18, 2003 (as amended, supplemented, restated, extended or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Agent and the other lenders party thereto from time to time (collectively, the "Lenders"), including any amendments or extensions thereto that may be subsequent to the date hereof. This bond shall be held by the Agent subject to the terms of the Credit Agreement and the Security Agreement dated as of July 18, 2003 between the Company and Wells Fargo Bank, National Association, as agent (the "Security Agreement").

                  It shall be an additional term and condition of the bonds of this series that, in the event (i) an Event of Default under and as defined in the Credit Agreement has occurred under Section 7.1(a) of the Credit Agreement by reason of a failure by the Company to make a payment of principal or interest when the same shall be due and payable pursuant to the Credit Agreement or (ii) the Notes (as defined in the Credit Agreement) are declared due and payable pursuant to Section 7.2 of the Credit Agreement, then the occurrence of either such event shall be deemed, upon receipt of written notice from the Agent to the Corporate Trustee of the occurrence thereof, to be a Default for purposes of
Section 65 of Article XIII of the Mortgage, and the definition of Default in the Mortgage is modified accordingly for purposes of the bonds of this series.

                  In the event (i) an Event of Default under and as defined in the Credit Agreement has occurred under Section 7.1(a) of the Credit Agreement by reason of a failure by the Company to make a payment of principal or interest when the same shall be due and payable pursuant to the Credit Agreement or (ii) the Notes (as defined in the Credit Agreement) are declared due and payable pursuant to Section 7.2 of the Credit Agreement and, in the case of either (i) or (ii), the Agent shall give written notice to the Company and the Corporate Trustee of such event, then on such date the Company shall redeem the bonds of this series in whole at a redemption price equal to the principal amount thereof. The provisions in the immediately preceding sentence are subject in all instances to the limitations on the amounts collectible on the bonds of this series provided for in Section 5(d) of the Security Agreement. The Company hereby waives its right to have any notice of redemption pursuant to the foregoing sentence state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption.

                  The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of this series as the same shall become due and payable, whether at maturity, redemption, acceleration or otherwise, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Agent under the Credit Agreement, signed by its President or a Vice President, stating that the payment of principal of the bonds of this series has not been fully paid when due and specifying the amount of funds required to make such payment.

                  This bond has been issued by the Company to the Agent to (i) provide for the payment of the Company's obligations to make payments to any person under the Credit Agreement and (ii) provide to such persons the benefits of the security provided for this bond pursuant to the Mortgage. The obligations of the Company under the bonds of this series may be discharged prior to the Maturity Date under the circumstances set forth in the Security Agreement.

                  Bonds of this series are not subject to a sinking fund. Bonds of this series are not redeemable at the option of the Company.

                  Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. The rights of the holder of this bond to vote or consent under the Mortgage in respect of this bond shall be limited to the extent and in the manner specified in the Security Agreement. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.

                  The principal hereof may be declared or may become due prior to the Maturity Date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

                  This bond is subject to restrictions on transferability as set forth in the Security Agreement. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

                  In the manner prescribed in the Mortgage, bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

                  No recourse shall be had for the payment of the principal of this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer, or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor of successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers, and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                  This bond shall not become obligatory until The Bank of New York, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

                  IN WITNESS WHEREOF, ALLETE, Inc. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

                                          ALLETE, Inc.


                                          By
                                             -----------------------------------





ATTEST:



--------------------------------

                 Corporate Trustee's Authentication Certificate


                  This  bond  is  one  of  the  bonds,   of  the  series  herein
designated, described or provided for in the within-mentioned Mortgage.


                                          THE BANK OF NEW YORK,
                                          as Corporate Trustee,


                                          By
                                             -----------------------------------
                                                     Authorized Signatory

                               [End of Bond Form]



         (V) At the option of the registered owner, any bonds of the Twenty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

         Bonds of the Twenty-eighth Series shall not be transferable except to a successor Agent under the Credit Agreement or as provided in the Security Agreement, any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

         Upon any exchange or transfer of bonds of the Twenty-eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twenty-eighth Series.

         Upon the delivery of this Twenty-second Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, there shall be an initial issue of bonds of the Twenty-eighth Series for the aggregate principal amount of $255,000,000.

         (VI) Prior to an event of Foreclosure (as defined in the Security Agreement) and transfer of bonds of the Twenty-eighth Series to a person other than the Agent or to a successor agent appointed in accordance with the Credit Agreement, the Company shall have no obligation as of any date to make any payment of the principal of the bonds of the Twenty-eighth Series, whether at maturity, upon acceleration, redemption or otherwise, in an amount in excess of the aggregate Obligations under and as defined in the Credit Agreement then outstanding.

         In the event of a Foreclosure and transfer of bonds of the Twenty-eighth Series to a person other than the Agent or to a successor agent appointed in accordance with the Credit Agreement, the Agent shall promptly provide written notice to the Corporate Trustee of such event of Foreclosure and the aggregate amount of Obligations under and as defined in the Credit Agreement outstanding immediately prior to such Foreclosure. With respect to bonds of the Twenty-eighth Series sold or otherwise disposed of by reason of Foreclosure, the Company shall have no obligation as of any date to pay any amount thereunder in excess of the aggregate amount of Obligations under and as defined in the Credit Agreement outstanding immediately prior to such Foreclosure.

         For purposes of Section 29 of the Mortgage, any payments of principal constituting Obligations under and as defined in the Credit Agreement will be deemed to be a retirement of an equal principal amount of the bonds of the Twenty-eighth Series.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS


         SECTION 2. Section 126 of the Mortgage, as heretofore amended, is hereby further amended by adding the words "and July 16, 2004" after the words "November 15, 2007."

         SECTION 3. Subject to the amendments provided for in this Twenty-second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Twenty-second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

         SECTION 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

         The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Twenty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-second Supplemental Indenture.

         SECTION 5. Whenever in this Twenty-second Supplemental Indenture any party hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twenty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

         SECTION 6. Nothing in this Twenty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Twenty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-second Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

         SECTION 7. This Twenty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 8. The Company, the mortgagor named herein, by its execution hereof acknowledges receipt of a full, true and complete copy of this Twenty-second Supplemental Indenture.

         IN WITNESS WHEREOF, ALLETE, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Treasurers, one of its Vice Presidents or one of its Assistant Vice Presidents, and Douglas J. MacInnes has hereunto set his hand and affixed his seal, all in The City of New York, as of the day and year first above written.

                                          ALLETE, INC.



                                          By     /s/ James K. Vizanko
                                             -----------------------------------
                                                 James K. Vizanko
                                                 Vice President, Chief Financial
                                                   Officer and Treasurer


Attest:



     /s/ Philip R. Halverson
-----------------------------------
Philip R. Halverson
Vice President, General Counsel
     and Secretary



Executed, sealed and delivered by ALLETE, Inc.
in the presence of:


       /s/ Mary F. Hunter
-----------------------------------

       /s/ Mary Kay Warren
-----------------------------------

                                          THE BANK OF NEW YORK,
                                                as Corporate Trustee


                                          By     /s/ Paul J. Schmalzel
                                            ------------------------------------
                                                   Paul J. Schmalzel
                                                   Vice President


Attest:



       /s/ Mary LaGumina
-----------------------------------
Mary LaGumina
Vice President


                                                /s/ Douglas J. MacInnes
                                          --------------------------------------
                                                  DOUGLAS J. MACINNES


Executed, sealed and delivered by
THE BANK OF NEW YORK and DOUGLAS J.
MACINNES in the presence of:



       /s/ Sean A. Johnson
-----------------------------------

          /s/ Ada L. Li
-----------------------------------

STATE OF MINNESOTA                 )
                                   )  SS.:
COUNTY OF ST. LOUIS                )


         On this 15th day of July, 2003, before me, a Notary Public within and for said County, personally appeared JAMES K. VIZANKO and PHILIP R. HALVERSON, to me personally known, who, being each by me duly sworn, did say that they are respectively the Vice President, Chief Financial Officer and Treasurer and the Vice President, General Counsel and Secretary of ALLETE, INC. of the State of Minnesota, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said JAMES K. VIZANKO and PHILIP R. HALVERSON acknowledged said instrument to be the free act and deed of said corporation.

         Personally came before me on this 15th day of July 2003, JAMES K. VIZANKO, to me known to be the Vice President, Chief Financial Officer and Treasurer, and PHILIP R. HALVERSON, to me known to be the Vice President, General Counsel and Secretary, of the above named ALLETE, INC., the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively the Vice President, Chief Financial Officer and Treasurer and the Vice President, General Counsel and Secretary of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and stockholders, and said JAMES K. VIZANKO and PHILIP R. HALVERSON then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

         On the 15th day of July, 2003, before me personally came JAMES K. VIZANKO and PHILIP R. HALVERSON, to me known, who, being by me duly sworn, did depose and say that they respectively reside at 1340 Mississippi Avenue, Duluth, Minnesota, and 3364 West Tischer Road, Duluth, Minnesota; that they are respectively the Vice President, Chief Financial Officer and Treasurer and the Vice President, General Counsel and Secretary of ALLETE, INC., one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

         GIVEN under my hand and notarial seal this 15th day of July, 2003.


                                                   /s/ Jodi M. Nash
                                            -----------------------------------
[MINNESOTA
 STATE SEAL]             JODI M. NASH
                   NOTARY PUBLIC - MINNESOTA
              My Commission Expires Jan. 31, 2005

STATE OF NEW YORK                  )
                                   )  SS:
COUNTY OF NEW YORK                 )


         On this 11th day of July, 2003, before me, a Notary Public within and for said County, personally appeared PAUL J. SCHMALZEL and MARY LAGUMINA, to me personally known, who, being each by me duly sworn, did say that they are each a Vice President of THE BANK OF NEW YORK of the State of New York, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said PAUL J. SCHMALZEL and MARY LAGUMINA acknowledged said instrument to be the free act and deed of said corporation.

         Personally came before me on this 11th day of July, 2003, PAUL J. SCHMALZEL, to me known to be a Vice President, and MARY LaGUMINA, known to me to be a Vice President, of the above named THE BANK OF NEW YORK, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are each a Vice President of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said PAUL J. SCHMALZEL and MARY LAGUMINA then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

         On the 11th day of July, 2003, before me personally came PAUL J. SCHMALZEL and MARY LAGUMINA, to me known, who, being by me duly sworn, did depose and say that they respectively reside at 40 Raleigh Court, Eatontown, New Jersey 07724, and 36-26 213 Street, Apt. 2B, Bayside, New York 11361; that they are each a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

         GIVEN under my hand and notarial seal this 11th day of July, 2003.



                                                 /s/ William J. Cassels
                                           -------------------------------------
                                              Notary Public, State of New York

                                                     William J. Cassels
                                              Notary Public, State of New York
                                                      No. 01CA5027729
                                                 Qualified in Bronx County
                                              Commission Expires May 18, 2006

STATE OF NEW YORK                  )
                                   )  SS:
COUNTY OF NEW YORK                 )


         On this 11th day of July, 2003,  before me personally  appeared DOUGLAS
J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         Personally came before me this 11th day of July, 2003, the above named DOUGLAS J. MACINNES, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

         On the 11th day of July, 2003, before me personally came DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

         GIVEN under my hand and notarial seal this 11th day of July, 2003.



                                                 /s/ William J. Cassels
                                           -------------------------------------
                                              Notary Public, State of New York

                                                     William J. Cassels
                                              Notary Public, State of New York
                                                      No. 01CA5027729
                                                 Qualified in Bronx County
                                              Commission Expires May 18, 2006

This instrument was drafted by Philip R. Halverson, Esq., ALLETE, Inc., 30 West Superior Street, Duluth, Minnesota 55802.